UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SUTRO BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUTRO BIOPHARMA, INC.

111 Oyster Point Boulevard

South San Francisco, California, 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 6, 2022

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Sutro Biopharma, Inc. will be held via a virtual meeting. You will be able to participate in the 2022 Annual Meeting and vote during the 2022 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/STRO2022 on Monday, June 6, 2022 at 8:00 a.m. (Pacific Time). We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect four Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.
To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers as disclosed in the proxy statement for the 2022 Annual Meeting.
4.
To approve, on a non-binding advisory basis, the frequency of future votes on the compensation of the company’s named executive officers.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 12, 2022 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. This Notice and the accompanying proxy statement are being mailed out to stockholders as of the record date beginning on or about April 22, 2022.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://ir.sutrobio.com/contact-ir.

The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/STRO2022.

Your vote as a Sutro Biopharma, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Vice President and Controller, Regina Cheng at (650) 676-4686 or rcheng@sutrobio.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

William J. Newell
Chief Executive Officer

South San Francisco, California

April 22, 2022

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 6, 2022: the Proxy Statement and our 2021 Annual Report on Form 10-K are available at http://ir.sutrobio.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

SUTRO BIOPHARMA, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

SUTRO BIOPHARMA, INC.

111 Oyster Point Boulevard

South San Francisco, California, 94080

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2022

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Sutro Biopharma, Inc. (Sutro Biopharma or the Company) for use at Sutro Biopharma’s 2022 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/STRO2022 on Monday, June 6, 2022 at 8:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 22, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 12, 2022, the record date, will be entitled to vote at the meeting. At the close of business on April 12, 2022, 46,929,709 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 12, 2022, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 12, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 12, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two, three or all of the nominees or “WITHHOLD” your vote with respect to one, two, three or all of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. Approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. Stockholders have four options with respect to the non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. You may vote for holding the non-binding advisory vote to approve the compensation of our named executive officers every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or vote for “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be deemed to be the preferred frequency option of our stockholders.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the outcome of the matters voted upon. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the outcome of the matters voted upon, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1); FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2); FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3); and to hold future non-binding advisory votes on the compensation of our named executive officers every ONE YEAR (Proposal 4).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•
vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/STRO2022. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;
•
vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card; or
•
vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 5, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 4, you may vote “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•
delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•
signing and delivering a proxy bearing a later date;
•
voting again through the internet or by telephone; or
•
attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/STRO2022 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•
view our proxy materials for the meeting through the Internet;
•
instruct us to mail paper copies of our future proxy materials to you; and
•
instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board Committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (William J. Newell and Connie Matsui, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at regular quarterly Board of Director meetings, and at ad hoc meetings when deemed appropriate, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal controls over financial reporting, disclosure controls and procedures, and information security. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk and environmental, social and governance (“ESG”) concerns. The Science and Technology Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our research and development and platform programs.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board Committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Connie Matsui, Michael Dybbs, John Freund, Heidi Hunter, Joseph Lobacki, James Panek, Daniel Petree, Shalini Sharp, and Jon Wigginton representing nine of our ten incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below. Members serve on these Committees until their resignation or until otherwise determined by our Board of Directors. Each of these Committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Audit Committee

Our Audit Committee is composed of Ms. Sharp, Dr. Freund, Ms. Hunter and Mr. Lobacki. Ms. Sharp is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Sharp is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

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selecting and hiring our independent registered public accounting firm;
•
the qualifications, independence and performance of our independent auditors;
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the preparation of the Audit Committee report to be included in our annual proxy statement;
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our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
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our controls and procedures for mitigating cybersecurity and other information technology risks, including our plans to respond to data breaches; and
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reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Mr. Lobacki, Mr. Petree, and Dr. Wigginton. Mr. Lobacki is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

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evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
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evaluating and providing input for non-employee director compensation arrangements for approval by our Board of Directors;
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providing oversight for our cash-based and equity-based compensation plans;
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succession planning for executive officers of the Company other than the Chief Executive Officer; and
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compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Frederick W. Cook & Co., Inc. (FW Cook), to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2021. Specifically, FW Cook was engaged to:

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provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
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review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
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review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•
review market practices regarding base salary, bonus and equity programs.

Representatives of FW Cook met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2021, FW Cook worked with the Compensation Committee to assist the Committee in satisfying its responsibilities and undertook no projects for management without the Committee’s prior approval. The Compensation Committee has determined that none of the work performed by FW Cook during the fiscal year ended December 31, 2021 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Ms. Matsui, Mr. Panek and Mr. Petree. Ms. Matsui is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

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identifying, considering and recommending candidates for membership on our Board of Directors;
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overseeing the process of evaluating the performance of our Board of Directors;
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succession planning for the Chief Executive Officer;
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our compliance with legal and regulatory requirements; and
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advising our Board of Directors on other corporate governance matters, including matters related to environmental, social, and governance concerns.

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Wigginton, Dr. Dybbs, Ms. Hunter and Mr. Panek. Wigginton is the Chair of our Science and Technology Committee. Our Science and Technology Committee is responsible for, among other things:

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reviewing our overall scientific, research and development and platform strategy;
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overseeing our research and development and platform programs;
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reviewing external scientific research, discoveries and commercial developments, as appropriate; and
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evaluating our overall intellectual property strategies.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at https://ir.sutrobio.com/corporate-governance/governance-overview.

Anti-hedging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

During 2021, Mr. Lobacki, Mr. Petree, Ms. Matsui, Ms. Sharp and Dr. Wigginton served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar Committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2021.

Board and Committee Meetings and Attendance

The Board of Directors and its Committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors held six meetings including videoconference meetings; the Audit Committee held five meetings; the Compensation Committee held seven meetings; the Science and Technology Committee held five meetings; and the Nominating and Governance Committee held four meetings. During 2021, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all Committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. All of our directors attended our 2021 annual meeting of stockholders, which was held virtually. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a Committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Sutro Biopharma, Inc.

c/o Corporate Secretary

111 Oyster Point Boulevard

South San Francisco, California, 94080

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of director candidates, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and Committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not yet adopted a specific policy regarding Board diversity, though we plan to comply with applicable legal and listing requirements for director diversity, such as those required by California law and by the NASDAQ exchange listing requirements.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Dybbs, Dr. Freund, Ms. Hunter and Dr. Wigginton, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two, three or all of the nominees or “WITHHOLD” your vote with respect to one, two, three or all of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than four directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Michael Dybbs, Ph.D.(1)	47	Class I Director
John G. Freund, M.D. (2)	68	Class I Director
Heidi Hunter(1)(2)	63	Class I Director
Jon Wigginton, M.D.(1)(3)	60	Class I Director

(1) Member of our Science and Technology Committee

(2) Member of our Audit Committee

(3) Member of our Compensation Committee

Michael Dybbs, Ph.D., has served as a member of our Board of Directors since July 2018. Dr. Dybbs is currently a partner at Samsara BioCapital, where he has worked since March 2017. Prior to joining Samsara, Dr. Dybbs was a partner at New Leaf Venture Partners, where he worked from May 2009 until September 2016. Before joining New Leaf Venture Partners, L.L.C., Dr. Dybbs was a principal at the Boston Consulting Group. Dr. Dybbs currently serves on the boards of directors of Nkarta Therapeutics (NKTX) and several private companies. Dr. Dybbs previously served on the boards of directors of Versartis, Inc. and Dimension Therapeutics, Inc. Dr. Dybbs received an A.B. in biochemical sciences from Harvard College and a Ph.D. in molecular biology from University of California, Berkeley, where he was awarded a Howard Hughes Medical Institute fellowship. We believe that Dr. Dybbs is qualified to serve on our Board of Directors due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

John G. Freund, M.D., has served as a member of our Board of Directors since February 2014. Dr. Freund founded Skyline Ventures, a venture capital firm, in September 1997, where he served as a Managing Director beginning with its founding. Prior to founding Skyline, Dr. Freund served as Managing Director at Chancellor Capital Management, co-founded Intuitive Surgical, Inc., served in various positions at Acuson Corporation, most recently Executive Vice President, was a general partner at Morgan Stanley Venture Partners and co-founded the Healthcare Group in the Corporate Finance Department of Morgan Stanley. In 2016, Dr. Freund co-founded and was CEO of Arixa Pharmaceuticals, Inc. an antibiotic company, which was acquired by Pfizer in 2020, and co-founded Intuitive Surgical, Inc. in 1995. Dr. Freund currently serves on the boards of directors of Collegium Pharmaceutical, Inc., SI Bone, Inc. and six U.S. registered investment funds managed by affiliates of Capital Group, Inc. Dr. Freund is a member of the Advisory Board for the Harvard Business School Healthcare Initiative. Dr. Freund previously served on the boards of directors of several publicly traded companies, including Proteon Therapeutics, Inc. and XenoPort, Inc., where he was Chairman, Concert Pharmaceuticals, Inc., Tetraphase Pharmaceuticals, Inc., MAP Pharmaceuticals, Inc. and MAKO Surgical Corp. Dr. Freund received an A.B. in History from Harvard College, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe that Dr. Freund is qualified to serve on our Board of Directors because of his training as a physician and his extensive investment, business and board experience with public healthcare and biopharmaceutical companies.

Heidi Hunter has served as a member of our Board of Directors since November 2021. Ms. Hunter is currently President of Cardinal Health Specialty Solutions, a specialty healthcare business. Prior to Cardinal Health, Ms. Hunter served as Senior Vice President for UCB (Union Chimique Beige), a multinational biopharmaceutical company with a primary focus on neurology and immunology disorders from September 2015 to September 2020. Ms. Hunter also served as Senior Vice President and General Manager of Boehringer lngelheim, a pharmaceutical company, from 2011 to 2015. Prior to Boehringer lngelheim, Ms. Hunter held similar roles in sales and marketing at Ciba-Geigy (today part of Novartis) and Wyeth Pharmaceuticals LLC (today part of Pfizer) where she led their oncology business. Ms. Hunter also serves on the Board of Directors of Vicore Pharma Holding AB. Ms. Hunter received a B.A in Economics from University of Michigan and a M.B.A. from University of Chicago - Booth School of Business. We believe that Ms. Hunter is qualified to serve on our Board of Directors because of her extensive biopharmaceutical managerial and commercial experience, including her expertise with sales and marketing and strategy and operations.

Jon Wigginton, M.D., has served as a member of our Board of Directors since November 2020. Dr. Wigginton currently serves as Senior Advisor and Chairman of the Scientific Advisory Board at Cullinan Oncology, Inc. Dr. Wigginton served previously as Chief Medical Officer for Cullinan Oncology, Inc., focused on investing in and developing oncology therapeutics, and as an advisor for MPM Capital, a healthcare investment firm from 2020 to 2021. From August 2013 to March 2020, Dr. Wigginton served as Senior Vice President, Clinical Development and Chief Medical Officer for MacroGenics, Inc., a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics. From 2008 to 2013, Dr. Wigginton served as the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol-Myers. From 2006 to 2008, Dr. Wigginton served as the Director of Clinical Oncology at Merck Research Laboratories. During his academic career, Dr. Wigginton has held several positions at the National Cancer Institute Center for Cancer Research, including Head of Investigational Biologics Section, Pediatric Oncology Branch. Dr. Wigginton previously served as President and as a member of the Board of directors of the Society for Immunotherapy of Cancer (non-profit). Dr. Wigginton received an M.D. and B.S. in Biology from the University of Michigan. We believe that Dr. Wigginton is qualified to serve on our Board of Directors because of his training as a physician and his extensive experience with clinical development and public healthcare and biopharmaceutical companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of December 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
William J. Newell	64	Class II Director
Connie Matsui (1)	68	Class II Director
James Panek (1)(4)	69	Class II Director
Joseph M. Lobacki (2)(3)	63	Class III Director
Daniel H. Petree (1)(2)	66	Class III Director
Shalini Sharp (3)	46	Class III Director

(1) Member of our Nominating and Governance Committee

(2) Member of our Compensation Committee

(3) Member of our Audit Committee

(4) Member of our Science and Technology Committee

Joseph M. Lobacki has served as a member of our Board of Directors since February 2017. Mr. Lobacki is currently CEO of Artax, a private biopharmaceutical company developing treatments for autoimmune and inflammatory diseases focused on modulating the T-Cell Receptor response to antigen stimulation. Previously, Mr. Lobacki served as Executive Vice President and Chief Commercial Officer for Verastem, Inc., a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of hematologic malignancies. From November 2016 to December 2017, Mr. Lobacki served as Chief Operating Officer for Crestovo, a clinical-stage biopharmaceutical company focused on microbiome therapies. From 2014 to 2016, Mr. Lobacki served as Chief Commercial Officer at Medivation, Inc., a biopharmaceutical company focused on development of novel therapies for the treatment of serious diseases. From 2012 to 2014, Mr. Lobacki also served as General Manager of Oncology and an independent biotechnology consultant at Idera Pharmaceuticals, Inc., a biopharmaceutical company focused on therapies for cancer and rare diseases. Previously, Mr. Lobacki served as Senior Vice-President and Chief Commercial Officer at Micromet, Inc., Senior Vice-President and General Manager of US Transplant and Oncology at Genzyme Corporation and in various other positions at SangStat Medical Corporation, Cell Pathways, Inc., Rhone-Poulenc Rorer and Lederle Laboratories. Mr. Lobacki previously served on the

Board of Directors of Celator Pharmaceuticals Inc. Mr. Lobacki received a B.S. in Biology from Boston College and a B.S. in Pharmacy from the Massachusetts College of Pharmacy. We believe that Mr. Lobacki is qualified to serve on our Board of Directors because of his strong biopharmaceutical managerial and commercial experience, including his expertise with biopharmaceutical research and development, sales and marketing and strategy and operations.

William J. Newell has served as our Chief Executive Officer and a member of our Board of Directors since January 2009. Previously, he served as the President of Aerovance, Inc., a biotechnology company focused on respiratory diseases, from 2006 to 2007. Mr. Newell has also served as the Chief Business Officer and Senior Vice President at QLT Inc., in several senior management positions at Axys Pharmaceuticals, Inc., and has experience as a corporate lawyer. He currently serves on the boards of directors of the Biotechnology Innovation Organization’s Health and Emerging Company Sections and the California Life Sciences Association, where he also serves as a member of the Executive Committee. Mr. Newell was previously a member of the Board of Directors of Vaxcyte, Inc. from 2013 to 2021. Mr. Newell received an A.B. in Government from Dartmouth College and a J.D. from the University of Michigan Law School. We believe that Mr. Newell is qualified to serve on our Board of Directors because of his managerial experience with various biotechnology companies, including working with and serving in various executive positions in life sciences companies.

Connie Matsui has served as a member, and Chair, of our Board of Directors since June 2019 and brings over 17 years of general management experience in the biotechnology industry. From 2004 to 2009, Ms. Matsui served in various leadership positions at Biogen Idec, Inc., including as Executive Vice President, Knowledge and Innovation Networks and Executive Committee member. Prior to that, Ms. Matsui served in various leadership positions at IDEC Pharmaceuticals, a predecessor of Biogen Idec, including Senior Vice President; Collaboration Chair for the late-stage development and commercialization of rituximab (tradenames: Rituxan® and MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the U.S. FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves on the boards of directors of Halozyme Therapeutics, Inc. and Artelo Biosciences, Inc., and has served on not-for-profit boards at the local, national and global level. Ms. Matsui received a B.A. and an M.B.A. from Stanford University. We believe that Ms. Matsui is qualified to serve on our Board of Directors because of her strong biotechnology managerial and commercial experience, including her expertise with biopharmaceutical product development, sales and marketing and strategy and operations.

James Panek has served as a member of our Board of Directors since January 2020. Since 2011, Mr. Panek has served as an Independent Consultant for various biopharmaceutical companies. From 2010 to 2011, Mr. Panek served as interim President, Chief Executive Officer and Principal Financial Officer at DiaDexus, Inc. From 2007 to 2010, Mr. Panek served as President, Chief Executive Officer and Principal Financial Officer for VaxGen, Inc., now a subsidiary of DiaDexus, Inc. From 2002 to 2006, Mr. Panek served as Senior and Executive Vice President of VaxGen, Inc., and Co-Chief Executive Officer and Chairman of the Board for Celltrion Inc., then a VaxGen manufacturing joint venture in Inchon, Korea. In his role with Celltrion, Mr. Panek was responsible for the development and FDA licensure of the first large scale biopharmaceutical manufacturing facility in Asia. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, Inc., including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world’s largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for preclinical, clinical, and commercial use. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek previously served on the boards of directors of DiaDexus, Inc., VaxGen, Inc. and Celltrion Inc. Mr. Panek received a B.S. and an M.S. in Chemical Engineering from the University of Michigan. We believe that Mr. Panek is qualified to serve on our Board of Directors due to his extensive experience in operations, engineering, manufacturing and process and product development.

Daniel H. Petree, has served as a member of our Board of Directors since August 2009. In April 2012, Mr. Petree co-founded Four Oaks Partners Consulting, LLC, which provided transaction advisory services to small and medium-sized life science companies until 2021 and in 2000, Mr. Petree co-founded P2 Partners, LLC, Four Oaks' predecessor in the same business. Before co-founding P2 Partners, Mr. Petree served as President and Chief Operating Officer of Axys Pharmaceuticals, Inc., Executive Vice President and Chief Financial Officer of Arris Pharmaceuticals, Incorporated and Vice President of Business Development at TSI Corporation and was a corporate and securities lawyer. Mr. Petree previously served on the boards of directors of Lpath, Inc., Biocept, Inc. and Cypress Bioscience, Inc. along with a number of privately held biotechnology companies. Mr. Petree received an A.B. in History and Political Science from Stanford University and a J.D. from the University of Michigan Law School. We believe that Mr. Petree is qualified to serve on our Board of Directors because of his experience in the biotechnology industry, including structuring and negotiating pharmaceutical partnering arrangements and strategic transactions.

Shalini Sharp, has served as a member of our Board of Directors since November 2018. In addition, Ms. Sharp currently serves on the Board of Directors of Organon & Co., Neurocrine Biosciences, Precision Biosciences and the TB Alliance. Ms. Sharp previously served as a Strategic Advisor to Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on rare genetic diseases, where she held the positions of Chief Financial Officer and Executive Vice President from May 2012 to October 2020. Prior to

Ultragenyx, Ms. Sharp served as Chief Financial Officer of Agenus Inc., a publicly traded biotechnology company focused on cancer immunotherapies, from 2006 to 2012, and from 2003 to 2006 held increasing roles of responsibility at Agenus spanning strategy, finance and business development. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals, Inc. Ms. Sharp also previously served as a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices. Ms. Sharp previously served on the boards of directors of Array Biopharma Inc,. Agenus, and Panacea Acquisition Corp. Ms. Sharp received a B.A. from Harvard College and an M.B.A. from Harvard Business School. We believe that Ms. Sharp is qualified to serve on our Board of Directors because of her financial expertise and extensive experience in the biotechnology industry and extensive service as a director or officer of other life sciences companies.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Board Diversity Matrix

Each of the Standing Committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are two directors who hold medical doctorates, one director who holds a doctorate in a scientific field, three directors who hold a Masters of Business Administration, and two directors who hold a juris doctorate. The table below provides certain highlights of the composition of our Board of Directors as disclosed by each current director. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Non-Employee Director Compensation

Our compensation arrangements for non-employee directors are reviewed periodically by our Compensation Committee and our Board of Directors. In addition, at the Compensation Committee’s direction, FW Cook, the Compensation Committee’s independent compensation consultant, provided a competitive analysis of director compensation levels, practices and design features as compared to the general market as well as our compensation peer group.

Our non-employee directors received the following compensation pursuant to a program adopted by our Board of Directors in May 2021, which is paid quarterly in arrears and pro-rated for partial quarters served:

•
Cash Compensation. The program provides an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $35,000; the Chair of our Audit, Compensation, Nominating and Governance and Science and Technology Committees receive an additional annual payment of $20,000, $14,000, $10,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Governance and Science and Technology Committees receive an additional annual payment of $10,000, $7,000, $5,000 and $5,000, respectively.
•
Equity Compensation. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to acquire 18,500 shares of our common stock, vesting monthly until the earlier of the next annual meeting of stockholders and the one-year anniversary of grant. Each new non-employee director who joins our Board of Directors will receive an initial option grant to acquire 24,000 of shares of our common stock vesting monthly over three years from the date of joining as well as a pro-rated annual grant, vesting monthly from the date of grant to the following annual meeting of stockholders.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2021. Mr. Newell, our Chief Executive Officer, received no compensation for his service as a director during 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Connie Matsui	$88,432	$229,030	$317,462
Michael Dybbs, Ph.D.	50,103	229,030	279,133
John Freund, M.D.	48,750	229,030	277,780
Heidi Hunter(2)	6,427	403,208	409,635
Joseph Lobacki	60,750	229,030	289,780
James Panek	48,063	229,030	277,093
Daniel Petree	44,402	229,030	273,432
Shalini Sharp	61,563	229,030	290,593
Jon Wigginton, M.D.	48,253	229,030	277,283

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2021 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2021, see the table below.

Name	Option Awards
Connie Matsui	53,576
Michael Dybbs, Ph.D.	68,143
John Freund M.D.	68,143
Heidi Hunter(2)	33,884
Joseph Lobacki	84,488
James Panek	54,500
Daniel Petree	86,303
Shalini Sharp	68,143
Jon Wigginton M.D.	42,500

(2)
Ms. Hunter was granted options to purchase 33,884 shares in connection with her appointment to the Board of Directors on November 19, 2021.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2021 and 2020. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$1,718,959	$1,092,500
Audit-related fees(2)	40,000	35,000
Tax fees(3)	108,150	149,500
All other fees(4)	—	—
Total fees	$1,867,109	$1,277,000

(1)
“Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our public offerings. Included in the 2020 Audit Fees are $350,000 of fees billed in connection with our public offerings and at-the-market program in 2020.
(2)
“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements for fiscal years 2021 and 2020.
(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.
(4)
There were no other fees incurred in 2021 or 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Shalini Sharp, Chair

John Freund

Heidi Hunter

Joseph Lobacki

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, by:

• each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

• each of our directors or director nominees;

• each of our named executive officers; and

• all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 46,926,859 shares of our common stock outstanding on March 31, 2022. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2022 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
Blackrock, Inc. (1)	3,700,043	7.9%
Franklin Resources Inc. (2)	3,267,947	7.0%
BVF Inc. (3)	3,160,416	6.7%
Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ (4)	2,723,509	5.8%
Eventide Asset Management, LLC (5)	2,708,975	5.8%
Suvretta Capital Management, LLC(6)	2,473,795	5.3%
Directors and Named Executive Officers:
Connie Matsui (7)	51,393	*
Michael Dybbs, Ph.D. (8)	66,601	*
John G. Freund, M.D. (9)	122,928	*
Heidi Hunter (10)	13,246	*
Joseph Lobacki (11)	82,946	*
James Panek (12)	47,624	*
Daniel Petree (13)	92,941	*
Shalini Sharp (14)	66,601	*
Jon M. Wigginton, M.D. (15)	28,958	*
William J. Newell (16)	1,239,064	2.6%
Trevor Hallam, Ph.D. (17)	420,220	*
Edward Albini (18)	311,316	*
Jane Chung, RPh (19)	4,250	*
Arturo Molina, M.D., M.S., FACP (20)	364,807	*
All executive officers and directors as a group (17 persons) (21)	3,708,499	7.4%

* Represents beneficial ownership of less than one percent.

(1)
Based solely on a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) on February 3, 2022 with the SEC. Represents shares of common stock beneficially owned by various subsidiaries of BlackRock. BlackRock has sole voting power over 3,558,267 shares and sole dispositive power over 3,700,043 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(2)
Based solely on a Schedule 13G filed by Franklin Resources, Inc. (Franklin) on February 4, 2022 with the SEC. Represents shares of common stock beneficially owned by various subsidiaries of Franklin. The applicable subsidiaries of Franklin have sole voting power and sole dispositive power over an aggregate of 3,267,947 shares. The address of Franklin is One Franklin Parkway, San Mateo, CA 94403‑1906.
(3)
Based solely on a Schedule 13G filed by BVF, Inc. (BVF) on January 18, 2022 with the SEC. Represents shares of common stock beneficially owned by various subsidiaries of BVF. BVF has shared voting power and dispositive power over an aggregate of 3,160,416 shares owned by its subsidiaries. The address of BVF is 44 Montgomery St., 40th Floor, San Francisco, California 94104.
(4)
Based solely on a Schedule 13G filed by Merck & Co., Inc. Kenilworth NJ (Merck) on October 4, 2018 with the SEC. Represents shares of common stock held by Merck Sharp & Dohme Corp., a subsidiary of Merck. The address of Merck is 2000 Galloping Hill Road, Kenilworth, New Jersey 07033.
(5)
Based solely on a Schedule 13G/A filed by Eventide Asset Management, LLC on February 14, 2022 with the SEC. Represents shares of common stock beneficially owned by Eventide Asset Management, LLC. on behalf of Eventide Healthcare & Life Sciences Fund. Eventide Asset Management, LLC has sole voting and dispositive power over the shares. The address of Eventide Asset Management, LLC is One International Place, Suite 4210, Boston, Massachusetts 02110.
(6)
Based solely on a Schedule 13G/A filed by Suvretta Capital Management, LLC (Suvretta) on February 11, 2022 with the SEC. Represents shares of common stock beneficially owned by various subsidiaries of Suvretta. The address of Suvretta is 540 Madison Avenue, 7th Floor, New York, New York 10022.
(7)
Represents (i) no shares of common stock and (ii) 51,393 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(8)
Represents (i) no shares of common stock and (ii) 66,601 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(9)
Represents (i) 56,327 shares of common stock held John Freund Family Partnership IV LP, and (ii) 66,601 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022 held by Dr. Freund.
(10)
Represents (i) no shares of common stock and (ii) 13,246 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(11)
Represents (i) no shares of common stock and (ii) 82,946 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(12)
Represents (i) no shares of common stock and (ii) 47,624 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(13)
Represents (i) 22,265 shares of common stock, (ii) 70,484 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022 and (iii) 192 shares of common stock held by Daniel Petree & Susan Toeniskoetter Trust Dtd 7/25/97 D. Petree TTE (Petree Trust). Mr. Petree is the trustee of Petree Trust.
(14)
Represents (i) no shares of common stock and (ii) 66,601 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(15)
Represents (i) no shares of common stock and (ii) 28,958 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(16)
Represents (i) 124,037 shares of common stock, (ii) 998,502 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022, (iii) 116,525 shares of common stock held by William J Newell Trust Dtd 3/15/2019 (Newell Trust). Mr. Newell is the trustee of the William J Newell Trust.
(17)
Represents (i) 77,817 shares of common stock and (ii) 342,403 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(18)
Represents (i) 27,598 shares of common stock and (ii) 283,718 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(19)
Represents (i) 2,500 shares of common stock and (ii) 1,750 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(20)
Represents (i) 37,736 shares of common stock and (ii) 327,071 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(21)
Represents (i) 551,456 shares of common stock and (ii) 3,157,043 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2022:

Name	Age	Position(s)
William J. Newell	64	Chief Executive Officer and Director
Trevor J. Hallam, Ph.D.	63	President of Research and Chief Scientific Officer
Edward Albini	64	Chief Financial Officer
Shabbir T. Anik, Ph.D.	69	Chief Technical Operations Officer
Jane Chung, RPh	51	Chief Commercial Officer
Linda Fitzpatrick	65	Chief People and Communications Officer
Arturo Molina, M.D., M.S., FACP	63	Chief Medical Officer
Nicki Vasquez, Ph.D.	59	Chief Portfolio Strategy & Alliance Officer

William J. Newell has served as our Chief Executive Officer and a member of our Board of Directors since January 2009. Mr. Newell’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class III Directors – Continuing Directors.”

Trevor J. Hallam, Ph.D., has served as our Chief Scientific Officer since December 2010. He was promoted to President of Research and Chief Scientific Officer in 2021. Prior to joining us, Dr. Hallam was Executive Vice President of Research & Development at Palatin Technologies, Inc., and held several senior management positions in various pharmaceutical companies, including AstraZeneca PLC, SmithKline & French Laboratories, Ltd., Glaxo Group Research Ltd., Roche Research and Rhone-Poulenc Rorer. Dr. Hallam received a BSc (Hons) in Biochemistry from the University of Leeds and a Ph.D. in Biochemistry from Kings College, University of London. He then conducted post-doctoral training at the Physiological Laboratory, University of Cambridge.

Edward Albini has served as our Chief Financial Officer since January 2013. During 2012, Mr. Albini served as a consulting Chief Financial Officer for Carbylan Biosurgery, a company focused on the development and commercialization of advanced biomaterial-based joint therapies. From 2011 to 2016, Mr. Albini also served as Chief Financial Officer and Secretary for Itero Holdings, LLC, a successor entity to Itero Biopharmaceuticals, Inc., a company focused on the development and commercialization of protein therapeutics, at which Mr. Albini served as Chief Financial Officer and Senior Vice President from 2009 to 2011. Previously, Mr. Albini served as Chief Financial Officer of Novacea, Inc. and Lynx Therapeutics, Inc., both biopharmaceutical companies. Mr. Albini received a B.S.C. in Accounting from Santa Clara University and an M.B.A. from the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Albini is also a certified public accountant (inactive status) in California.

Shabbir T. Anik, Ph.D., has served as our Chief Technical Operations Officer since March 2016. From August 2011 to December 2015, Dr. Anik served as Senior Vice President of Technical Operations at Onyx Pharmaceuticals, Inc., a pharmaceutical company focused on developing medicines for the treatment of cancer. Previously, Dr. Anik served as President and Chief Executive Officer of Althea Technologies Inc., President of Global Pharmaceutical Development Services and Chief Scientific Officer for Patheon Inc. and in various leadership positions at Neurex Corporation and Syntex Inc. Dr. Anik received a B.S. in Pharmacy from the University of Bombay, a Ph.D. in Pharmaceutical Sciences from the University of Wisconsin, Madison and an M.B.A. from Santa Clara University.

Jane Chung, RPh has served as our Chief Commercial Officer since August 2021. From May 2015 to August 2021, Ms. Chung served in several leadership roles at AstraZeneca pie, including as President and General Manager of AstraZeneca Canada, Vice President of Sales and Marketing of U.S. lmmuno-Oncology, and Senior Commercial Business Director. Prior to that, from May 2013 to May 2015, Ms. Chung served as a Regional Sales Director and Director of Sales Productivity and Effectiveness for Onyx Pharmaceuticals Inc. From October 2003 to May 2013, she served in various roles for Genentech, Inc., including as Commercial Operations Manager, Division Manager and Senior Marketing Manager. Ms. Chung also serves on non-profit boards in the science, education and community development arenas. Ms. Chung received a B.S. in Pharmacy from St. John's University and a B.A. in Psychology from Columbia University.

Linda Fitzpatrick has served as our Chief People and Communications Officer since August 2018. From January 2008 to August 2018, Ms. Fitzpatrick served as our VP of Human Resources and Communications in the capacity of Senior Advisor. In addition to her strategic consulting practice, she co-founded Parallax Venture Partners, an early stage health care venture fund in April 2002. From October 1992 to March 2002, Ms. Fitzpatrick served as Vice President of Human Resources, Corporate Communications and Operations for Gilead Sciences, Inc. and from February 1985 to September 1992 she served as Director of Investor Relations and Director of Compensation, Benefits and Systems for Genentech, Inc., in addition to heading the human resources and corporate communications strategy for a variety of publicly held biotechnology companies. Ms. Fitzpatrick also serves on a variety of non-profit boards, including board chair roles, in the science, education and community development arenas. Ms. Fitzpatrick received a B.A. in Psychology and Sociology from San Francisco State University.

Arturo Molina, M.D., M.S., FACP, has served as our Chief Medical Officer since February 2016. From February 2013 to February 2016, Dr. Molina served as Vice President of Oncology Scientific Innovation at Johnson & Johnson’s California Innovation Center, an organization focused on building early stage collaborations with emerging companies. Previously, Dr. Molina served as Chief Medical Officer and Vice President of Clinical Development for Johnson and Johnson’s Ortho Biotech Oncology Research and Development, a unit of Cougar Biotechnology, Inc., Chief Medical Officer of Cougar Biotechnology, Inc., Senior Director and Interim Head of Oncology/Hematology in the Department of Medical Research and Clinical Development at Biogen Idec, Inc., and Senior Director of Medical Affairs at IDEC Pharmaceuticals Corporation. Since 2006, Dr. Molina has served as a National Advisory Committee Member for the Harold Amos Medical Faculty Development Program of the Robert Wood Johnson Foundation. From 1991 to 2002, Dr. Molina was a faculty staff physician in the Department of Hematology/Bone Marrow Transplantation and Department of Medical Oncology/Therapeutics Research at City of Hope Comprehensive Cancer Center and Adjunct Professor from 2004 to 2007. Dr. Molina was also on the Board of Directors of the City of Hope Medical Group. Dr. Molina received a B.S. in Zoology and B.A. in Psychology from the University of Texas at Austin and an M.S. in Physiology and M.D. from Stanford University School of Medicine. He is board certified in internal medicine and medical oncology, has an active California medical license and is a staff physician (volunteer) in the Oncology Clinic at the Veterans Affairs Palo Alto Health Care System. Since January 2019, Dr. Molina has been an Adjunct Clinical Associate Professor (volunteer) in the Department of Medicine, Division of Oncology, Stanford University School of Medicine.

Nicki Vasquez, Ph.D. has served as Chief Portfolio Strategy & Alliance Officer since July 2021. Prior to that, from January 2017 to July 2021, Dr. Vasquez served as Senior Vice President of Alliance and Portfolio Management and from May 2015 to January 2017, Dr. Vasquez served as Vice President of alliance and portfolio management. Prior to joining Sutro, from January 2013 to December 2014, Dr. Vasquez was Vice President of Program & Portfolio Management at StemCells, Inc., where she was responsible for establishing project management of research and clinical stage programs exploring HuCNS-SC stem cell therapy for Alzheimer's Disease, spinal cord injury and dry AMD. Prior to that she was at Elan Pharmaceuticals (now acquired by Perrigo), from 1998 to 2012, where she held positions of increasing responsibility from roles related to Alzheimer's Disease and autoimmune discovery research to Vice President Research Operations & Program Management, and Vice President Development Program & Portfolio Management. Dr. Vasquez obtained her doctoral degree in immunology from the University of California, San Diego, and received her post-doctoral training at Genentech.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive compensation programs are designed to attract, motivate and retain qualified and talented executives, incentivize them to achieve our business objectives, and reward them for superior short- and long-term performance and results. This Compensation Discussion and Analysis describes the key elements of our executive compensation program and compensation decisions for our named executive officers, or NEOs, for 2021. The Compensation Committee of the Board of Directors, with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

Our 2021 NEOs were:

NEO	Class
William J. Newell	Chief Executive Officer
Trevor Hallam, Ph.D.	President of Research and Chief Scientific Officer
Edward Albini	Chief Financial Officer and Corporate Secretary
Jane Chung, RPh (1)	Chief Commercial Officer
Arturo Molina, M.D., M.S., FACP	Chief Medical Officer

(1) Ms. Chung joined the Company on August 9, 2021.

Executive Summary

We are a clinical-stage drug discovery, development and manufacturing company focused on deploying our proprietary integrated cell-free protein synthesis platform, XpressCF®, and our site-specific conjugation platform, XpressCF+®, to create a broad variety of optimally designed, next-generation protein therapeutics, initially for cancer. Our proprietary, internally developed pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility.

Our NEO compensation program in 2021 was designed to be aligned with industry practices and align executive compensation with our performance, with an emphasis on long-term equity compensation in the form of stock options and restricted stock units, or RSUs.

Business Highlights

Since 2009, our leadership team has built the Company focusing on our pipeline and platform, delivering on key milestones, furthering our capabilities with strong partner relationships, building the organization, and ensuring the financial strength of the Company.

We have a broad pipeline with multiple clinical stage assets deployed across multiple oncology indications. Based on our proprietary XpressCF® and XpressCF+® platforms, we have also entered into multi-target, product-focused collaborations with leaders in the field of oncology. We have advanced multiple ongoing global trials for our lead product candidates and continue to support the development of partnered product candidates in clinical trials and expect to advance additional potential product candidates towards the clinic.

Key 2021 achievements reflected strong scientific, clinical, and business performance, which we believe will create long-term value for our stockholders. Among our 2021 results were the following achievements:

•
Generated initial dose expansion clinical data for STRO-002 which supports decision to commence Phase 2 study in ovarian cancer
•
Enrolled the first patient in our STRO-002 endometrial study
•
Initiated a combination study for STRO-002 with bevacizumab in ovarian cancer
•
Entered into a partnership in Greater China for STRO-002 with Tasly Biopharmaceuticals
•
Obtained Fast Track Designation for STRO-002
•
Continued dose escalation for STRO-001
•
Entered into partnership in Greater China for STRO-001 with BioNova Pharmaceuticals
•
Advanced multiple preclinical programs to optimized lead status
•
Achieved meaningful progress in clinical and preclinical development with our programs partnered with Bristol Myers Squibb, EMD Serono and Merck

•
Achieved key manufacturing milestones for STRO-002, STRO-001 and partnered programs, including meeting ex-US manufacturing standards for clinical studies
•
Ended 2021 with a cash balance sufficient for at least 18 months cash runway

Compensation Practices and Governance Highlights
Pay for Performance

Significant link between the compensation of our NEOs and the achievement of our short- and long-term business objectives through annual cash incentives that are tied to key annual scientific, clinical, development, manufacturing and business milestones and with long-term equity compensation that rewards creation of stockholder value through stock options and RSUs

Stockholder Alignment	Alignment of the interests of our NEOs with those of our stockholders through the use of long-term equity incentives, the value of which is dependent on our stock price performance
Compensation Governance

Independent directors on the Compensation Committee

Compensation Committee meets regularly in executive session without management present

Independent compensation consultant, Frederic W. Cook & Co., reports directly to the Compensation Committee

Compensation Committee regularly considers risks related to compensation policies and practices

Change in Control Provisions	No excessive change in control payments Change in control payments contingent upon “double-trigger” No tax gross-ups on severance or change in control benefits
Post-termination/Retirement Benefits	No post-termination retirement or pension benefits
Prohibition on Hedging, Margin Loans and Pledging	Prohibit hedging, purchases on margin, and pledging of our common stock by all employees and directors

Stockholder Advisory Vote

At our annual meeting of stockholders on June 6, 2022, we will conduct our first non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Sutro was previously an Emerging Growth Company as defined by the Jumpstart Our Business Startups Act, or JOBS Act, and not required to hold a Say-on-Pay vote. We value the opinions of our stockholders and the Compensation Committee and the Board of Directors will consider the outcome of these advisory votes, including the vote which will take place at the 2022 annual meeting, when making compensation decisions for the NEOs.

Compensation Philosophy, Objectives and Development

Our 2021 compensation strategy emphasizes pay for performance by using both performance-based annual incentives and long-term equity awards in the form of stock options and RSUs. Stock options are utilized because they only provide value if the stock price increases. RSUs are also used to retain talent, align with long-term value (both increases and reductions), and because RSUs are less dilutive than stock options. They are less dilutive because fewer RSUs are granted as compared to options, since a RSU share is considered to have greater value than an option share. Our stock options have a ten-year horizon before expiration. Our stock options generally vest monthly over four years; with a one-year cliff vesting associated with a new hire grant, and our RSUs generally vest annually over four years (with 25% vesting annually), to align with long-term value creation as well as our clinical development and commercialization timeline.

Consistent with our pay-for-performance philosophy, and the long product development life cycles in the biopharmaceuticals industry, the Compensation Committee links the compensation of our executive officers to performance by emphasizing equity compensation opportunities for long-term performance and cash incentives for near-term goal alignment. Thus, the total compensation provided to our executive officers will vary from year to year and will vary between executive officers based on corporate performance, including performance against annual goals that are pre-established by the Compensation Committee, as well as individual performance. The

Compensation Committee’s 2021 compensation decisions reflected, among other things, the level of goal achievement related to the potential for long-term value creation from our platform and clinical, manufacturing and business achievements. The Compensation Committee will continue to consider scientific and business achievements and market capitalization, among the many factors considered, when making compensation decisions.

Our NEOs are also provided market-competitive health and welfare benefits, and, as described below, they may be entitled to receive additional benefits if certain criteria are met at termination of employment.

We will continue to refine the design of our compensation program and implement one that is appropriate for our company given our business, industry, growth, and other factors.

Program Development and Role of Compensation Committee, Compensation Consultant and Management

Role of Compensation Committee. Our Compensation Committee is responsible for overseeing the total compensation of our executive officers, including the underlying philosophy and related policies. As such, the Compensation Committee designs, implements, reviews and approves all compensation for our CEO and our other executive officers. From time to time, and in conjunction with our Compensation Committee, the independent members of our Board of Directors, including our Chairperson, may also be involved in setting the compensation of our CEO and other executive officers and determining the corporate objectives upon which our short-term incentives are based and assessed. Our Compensation Committee’s decisions and recommendations regarding executive compensation are based on the Compensation Committee’s assessment of the performance of our company and each individual executive officer, as well as other factors, such as prevailing industry trends, retention, and the competitive market for executive talent.

The Compensation Committee consults with its compensation consultant, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation and in relation to our performance goals. The Compensation Committee also considers peer company data and factors such as the past, current and expected contributions of each NEO, our corporate performance and strategic focus, global economic conditions, the mix of compensation that would be most appropriate for each NEO, and such officer’s particular responsibilities, experience, level of accountability and decision authority.

Role of CEO and Management. As part of the process for setting the compensation of our NEOs, our Chief Executive Officer, working with our Chief People and Communications Officer, provides the Compensation Committee with his performance assessments of the Company and of the individual NEOs and recommends to the Compensation Committee base salaries, target annual cash incentives (as a percentage of base salary), annual cash incentive payouts (actual incentive paid based on performance against goals), and stock-based compensation for our NEOs (other than for himself). The Compensation Committee considers our Chief Executive Officer’s input and can accept, reject or modify these recommendations in its discretion.

The Compensation Committee meets in executive session without management. Various members of management may attend Committee meetings, and they and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial, competitive market, or other background information or advice. None of our NEOs were present during the Compensation Committee’s determinations regarding his or her own compensation.

Role of Independent Compensation Consultant & Market Data. The Compensation Committee has retained FW Cook as its compensation consultant. FW Cook reports directly to the Compensation Committee and takes its direction from the Chair of the Compensation Committee, working with management on select issues under the Compensation Committee’s oversight. The Compensation Committee retained FW Cook in 2021 to provide data, context, and advice regarding executive officer compensation and our peer group, and to assist with compensation risk assessments.

Peer Groups Used in Program Development and Compensation Decisions

Our Compensation Committee considers peer data as one factor in its overall compensation analysis and for purposes of assessing the competitiveness of the executive compensation program. An individual NEO may earn more or less than the peer group median depending on factors described below under the heading “2021 Compensation Decisions,” including the individual’s experience, role, and past and expected future performance.

2020 Peer Group

In the third quarter of 2020, the Compensation Committee reviewed our peer group to include the group of companies set forth below based on, among other considerations, objective size criteria, including industry, 2019 average market capitalization value (the value of the peers when they generally made their compensation decisions disclosed in 2020 proxy statements), headcount, location, scope of operations and commercial stage. We refer to this peer group of 18 companies as the “2020 Peer Group.” These companies had 2019 12-month average market capitalization between $161 million and $891 million, with a median 2019 12-month average market capitalization of $474 million. In the third quarter of 2020, when compensation data from these peers were reviewed, our market capitalization was ~$450 million, consistent with the peer median. The 2020 Peer Group data were considered in the review of our executive compensation program for 2021.

Compensation decisions for 2021 occurred in February, 2021. At the time the Compensation Committee made these 2021 compensation decisions, our market capitalization had grown to approximately twice the median market capitalization size of $474 million of our 2020 Peer Group. The Compensation Committee took our market capitalization into consideration when it made its 2021 compensation decisions, and as a result and as discussed below, certain components of our NEOs compensation are higher than the median of our 2020 Peer Group.

2020 Peer Group
Aduro Biotechnologies	G1 Therapeutics	Odonate Therapeutics
Calithera Bioscience	Gritstone Oncology	Precision BioSciences
Clovis Oncology	ImmunoGen	Replimune Group
Cytokinetics	Jounce Therapeutics	Syros Pharmaceuticals
CytomX Therapeutics	MacroGenics	Ziopharm Oncology (now Alaunos)
Five Prime Therapeutics	Mersana Therapeutics	Zymeworks

2021 Peer Group

In January 2021, the Compensation Committee reviewed and updated our peer group to include the group of companies set forth below based on, among other considerations, objective size criteria, including industry, market capitalization, headcount, pipeline, location, scope of operations and commercial stage. We refer to this peer group of 18 companies as the “2021 Peer Group.” These companies had 2020 12-month average market capitalizations of between $548 million and $4.361 billion, with a median 12-month average market capitalization of $1.089 billion. In January 2021 when this 2021 Peer Group was approved by the Compensation Committee, our market capitalization was similar to the median market capitalization of the 2021 Peer Group. Therefore, the Compensation Committee also considered the 2021 Peer Group data in determining the 2021 compensation decisions in February 2021 and when reviewing our executive compensation program for 2022.

2021 Peer Group
Allogene Therapeutics	Denali Therapeutics	Mersana Therapeutics
Arcus Biosciences	Fate Therapeutics	Odonate Therapeutics
Atara Biotherapeutics	G1 Therapeutics	Replimune Group
ChemoCentryx	ImmunoGen	Sangamo Therapeutics
Clovis Oncology	Kura Oncology	Ziopharm Oncology (now Alaunos)
Cytokinetics	MacroGenics	Zymeworks

Compensation Consultant Conflict of Interest Analysis

The Compensation Committee has determined that the work of FW Cook and the individual compensation advisors employed by FW Cook does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to us by FW Cook; (ii) the amount of fees we paid FW Cook as a percentage of FW Cook’s total revenue; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of FW Cook or the individual compensation advisors employed by FW Cook with a Sutro executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Sutro stock owned by FW Cook or the individual compensation advisors employed by the consultant. During 2021, we paid FW Cook fees that constituted less than 1% of FW Cook’s total revenue.

2021 Compensation Decisions

Summary

Most 2021 compensation decisions were made in the first quarter of 2021 and were significantly influenced by our scientific and business achievements together with the competitive market for experienced talent. Our 2021 compensation decisions were based on a review of individual performance; achievement of the Company’s corporate goals, including advancing our research and clinical pipelines and financial performance; and a market analysis of competitive compensation based on our 2020 and 2021 peer groups.

For 2021 salary increases for our executive officers were generally about 3%, but they were higher for Mr. Newell and Mr. Albini because their salaries had been materially below the middle of the peer data and for Dr. Hallam due to his promotion to President of Research and Chief Scientific Officer in 2021 as a result of his performance and achievements. Target bonuses were not increased, except for the target bonuses for Mr. Newell and for Dr. Hallam, each of whose target bonus was increased by 10 percentage points. Mr. Newell’s target bonus was increased so that his target bonus was more aligned with the median of our 2020 Peer Group, while Dr. Hallam’s target bonus was increased in connection with his promotion.

The base salary and target bonus decisions for our executive officers were based on both performance, which was assessed as exceptional prior to the 2021 pay decisions, as well as market data. As a result, our NEOs’ 2021 salaries and target bonuses were near the median of the 2020 Peer Group, with target cash compensation that was generally within 7% of the 2020 Peer Group median. The CEO’s 2021 salary was below the median of the 2021 Peer Group, while it was only slightly above the median of the 2020 Peer Group, which, as discussed above, included companies that were considerably smaller than the Company based on market capitalization as of the time that the 2021 compensation decisions were made.

The target value of the NEOs’ equity grants approved at the beginning 2021 were generally above the median of the 2020 Peer Group. As discussed above, at the time these grants were approved, our market capitalization had nearly doubled from where it was at the time the 2020 Peer Group was established. The Compensation Committee also compared and validated these stock grants against the market data for the 2021 Peer Group, which as discussed above, comprised companies with higher market capitalizations.

Base Salary

The purpose of base salary is to provide fixed compensation to attract, retain and motivate executives with the qualifications desired for the individual position. The base salary for our NEOs is influenced by a number of factors, including the individual’s position, scope of responsibilities, breadth and depth of experience, performance to date, expected future contribution, and the overall mix of base salary, performance-based cash incentives and equity compensation.

In early 2021, the Compensation Committee approved base pay increases from 2020 levels for our NEOs. This increase in salaries followed the market at the end of 2020 and were made as part of our effort to place target cash compensation near the median of the 2020 Peer Group, with on-going NEO target cash compensation that was generally within 7% of the 2020 Peer Group median data. The salary provided to Mr. Newell and Mr. Albini in 2020 was below the median of 2020 Peer Group and the Compensation Committee increased it to bring it more in line with the 2020 Peer Group practices and to reflect the achievement of the Company’s corporate goals, including advancing our research and clinical pipelines and financial performance. Further, our Chief Scientific Officer, Dr. Hallam, was promoted to the title of President of Research and Chief Scientific Officer in recognition of his achievements as Chief Scientific Officer, so his salary increase reflected a larger-than-normal promotion adjustment. Accordingly, 2021 base salaries for our NEOs were as follows:

NEO	2020 Base Salary	2021 Base Salary	Increase (%)
William Newell	$554,000	$625,000	12.8%
Trevor Hallam, Ph.D.	430,500	488,333	13.4%
Edward Albini	400,000	420,000	5.0%
Jane Chung, RPh	N/A	475,000(1)	N/A
Arturo Molina, M.D., M.S., FACP	467,100	481,113	3%

(1)
Ms. Chung joined the Company on August 9, 2021. The actual base salary paid disclosed in the Summary Compensation Table reflected the partial 2021 service period.

Performance-Based Cash Incentives

All of our NEOs are eligible for annual performance-based cash incentive bonuses, which are designed to reward the achievement of certain annual corporate goals that the Company believes will ultimately drive stockholder value. Each performance-based cash incentive bonus opportunity is expressed as a target percentage of annual base salary. Mr. Newell’s target performance-based cash bonus was 60% of his annual base salary, Dr. Hallam’s target was 50% of his annual base salary and our other Named Executive Officers’ targets were 40% of their annual base salaries. The 2021 incentive targets for Mr. Newell and Dr. Hallam were increased by ten percentage points from their 2020 incentive targets so that each of their target total cash compensation was closer to the median of our 2020 Peer Group and as a result of Dr. Hallam’s promotion. The incentive targets for our other Named Executive Officers remained the same in 2021 as in 2020.

No amount of incentive award was guaranteed and there was no maximum potential incentive bonus. Each NEO’s incentive award payout was based on the level of achievement of corporate goals determined by the Compensation Committee in early 2021, and for

NEOs other than our CEO, the participant’s role in such goal achievement and the weighting of the goals, with the Compensation Committee retaining discretion to adjust or modify actual awards. The Compensation Committee did not exercise this discretion.

The corporate performance goals for the fiscal year 2021 cash incentive bonus program were determined by the Compensation Committee in accordance with the responsibility delegated by the Board of Directors and included certain developmental, research, financial, and operational milestones, as discussed below. These milestones were selected to maximize appreciation of value in the Company, including maintaining timelines for development of the Company’s clinical and preclinical product candidates, successful conclusion of licensing and/or collaboration transactions, expansion and development of the Company’s manufacturing activities, including through third party contract development and manufacturing organizations, maintenance of an appropriate cash position and runway, and maintaining Company culture and employee morale while adding significantly to the employee base. Each of these goals pertain to confidential company development and business plans, the disclosure of which in any additional granularity would result in competitive harm to the company. The Compensation Committee believed that each of these goals would be challenging to achieve.

In early 2022, the Compensation Committee assessed our corporate performance against the 2021 corporate goals, using both quantitative measurement and qualitative subjective judgement as to goal achievement. Accordingly, the Compensation Committee determined that the Company had achieved our corporate goals at an overall level of 105% due to overachievement with respect to development of STRO‑002, development of our financial controls and internal reporting capabilities, as well as strong performance in hiring and retaining employees in the face of significant challenges posed by the external business environment. The 2021 corporate goals, the weighting of such goals, and the facts the Compensation Committee considered in determining the achievement of such goals are set forth below.

In assessing the 2021 corporate goals, the Compensation Committee considered achievement in the following categories with the target weightings as noted:

•
Proprietary Pipeline Progression (target weighting 35%)
•
Partnered Program Progression (target weighting 20%)
•
Strategic New Dealmaking (target weighting 15%)
•
Successful Manufacturing for Clinical supply in 2021 and Preparing for Future Success (target weighting 15%)
•
Financial Performance (target weighting 10%)
•
Commitment to Execution, Culture, Talent and Team (target weighting 5%)

The Compensation Committee determined that the Company overachieved with respect to the Proprietary Pipeline Progression goal, focusing primarily on the strong progression of the Company’s lead wholly owned asset, STRO-002. In particular, the Company completed enrollment in the dose expansion phase of the ongoing Phase 1 study of STRO-002 for the treatment of ovarian cancer, with interim data that supports a Phase 2 study in this indication. STRO-002 was also awarded Fast Track Designation by the FDA in August 2021. In addition, we began enrollment of patients in a STRO-002 Phase 1 dose expansion study for the treatment of endometrial cancer and opened a Phase 1 study for the treatment of patients with ovarian cancer with the combination of STRO-002 and bevacizumab.

With respect to the goal relating to Partnered Program Progression, the Compensation Committee determined that the Company fully achieved its goals. Our agreements with our collaboration partners do not permit us to disclose the milestones achieved in these relationships because of applicable confidentiality obligations.

The Compensation Committee further determined that the Company partially achieved its goals with respect to new dealmaking, noting that the Company successfully concluded significant licensing agreements with respect to STRO-002 and STRO-001 in the Greater China territory.

Similarly, the Compensation Committee determined that the Company partially achieved its goals in connection with manufacturing of clinical supply in 2021 and preparing for manufacturing success in the future. Partial achievement in this area resulted from certain challenges in Sutro’s manufacturing operations and technology transfers to our third party CDMOs posed primarily by the ongoing COVID-19 pandemic. Nonetheless, our manufacturing operations did deliver sufficient material to supply both our and our partners’ ongoing clinical studies and thus this goal was deemed partially achieved.

With regard to the Company’s financial performance, the Compensation Committee determined that the Company overachieved in this area. In particular, the Company ended the year with greater than 18 months’ cash on hand, while delivering upon short and long-term strategic objectives in accordance with the Company’s goals. In addition, the Company made extraordinary efforts and progress towards compliance with Sarbanes-Oxley 404(b) and in transitioning to a large, accelerated filing schedule.

Likewise, the Compensation Committee determined that the Company overachieved with respect to its commitment to execution, culture, talent and team. In particular, the Company hired and integrated a significant number of new employees in the face of challenges posed by the COVID-19 pandemic, while maintaining a turnover rate lower than industry standard. The Company further implemented company-wide learning and development programs, continued to build upon a comprehensive intern program (focusing on individuals who are first in their family to pursue higher education), integrated employees from two facilities into our new headquarters, and established a new Diversity, Equity, Inclusion and Belonging Council to support both internal and external development initiatives.

In summary, based on substantial overachievement in three goals (and particularly the Proprietary Pipeline progression goal), full achievement in another goal, and partial achievement in two goals, the Compensation Committee determined an overall goal achievement for the Company in 2021 of 105%.

The Compensation Committee awarded Mr. Newell a bonus equal to our corporate performance for the year because it determined that his performance as CEO aligns directly with our corporate performance. The Compensation Committee determined that the bonus achievement for each of the other NEOs is based on both our corporate performance and its assessment of each NEO’s individual contributions towards our corporate performance. The amount of each NEO’s earned cash incentive award at 105% achievement, and their target award, are reflected below:

NEO	Target Award	Actual Award
William Newell	$375,000	$393,750
Trevor Hallam, Ph.D.	250,000	262,500
Edward Albini	168,000	176,400
Jane Chung, RPh	190,000	199,500
Arturo Molina, M.D., M.S., FACP	192,445	202,068

Equity Compensation

General. We believe that equity grants provide our NEOs with the opportunity to share in increases, if any, in the value of our common stock, reinforce a long-term interest in our corporate performance, and directly motivate our NEOs to maximize long-term stockholder value. The potential realized value of certain grants depends on our stock performance and all of our equity grants utilize vesting that encourage our NEOs to continue working for us long term.

The Compensation Committee determines the size and type of equity awards after evaluating various factors applicable at the time of each such grant in their totality, which has included, among other things: the particular NEO’s role and responsibilities and the Compensation Committee’s view of the officer’s individual performance; the prior equity awards granted to such individual; retentive value of prior awards; our corporate performance; the value of equity grants; comparative peer data provided by its compensation consultant; and dilution to our stockholders.

All grants to executive officers require the approval of the Compensation Committee.

2021 Equity Grants. The Compensation Committee granted our NEOs equity compensation in early 2021 in the form of stock options and RSUs, consistent with our compensation philosophy that our NEOs should have a significant proportion of their total compensation tied to our performance, to encourage retention, and to align their long-term compensation with the interests of our stockholders. The Compensation Committee felt that providing equity opportunities for our NEOs with an equity mix that included RSUs would balance alignment of executives with stockholder growth and support retention during a multi-year product development and commercial cycle. The stock options awarded in 2021 have an exercise price above our current trading price, which the Compensation Committee views as a naturally occurring performance-based outcome. The NEO’s equity grants were approved in early 2021, and reflected both the Compensation Committee’s review of individual performance; achievement of the Company’s corporate goals, including advancing our research and clinical pipelines and financial performance; and a market analysis of competitive compensation of based on our 2020 and 2021 peer groups. Our Compensation Committee strives to design a compensation program that is tied directly to performance and generally aligned with market practices. Accordingly, the target value of our NEO’s equity grants approved in early 2022 is lower as the Compensation Committee again took into consideration our market capitalization, among other factors, at the time of grant.

The Compensation Committee determined the size of the equity grants based on several factors, including:

•
the 2020 Peer Group data;
•
the achievement of the Company’s corporate goals and individual performance;

•
The prior equity awards granted to our NEOs;
•
Internal equity among the executive team; and
•
Dilution to our stockholders.

The stock option and RSU grants to each of our NEOs are reflected in the table below. The grant values generally reflected the 60-70th percentile of the 2020 Peer Group because the market capitalization of the Company was almost twice the median market capitalization of the 2020 Peer Group when the awards were approved by the Compensation Committee. The Compensation Committee determined that it was reasonable for our NEOs to have the opportunity to receive above-median compensation because the Company‘s achievement of corporate goals, including advancing our research and clinical pipelines and financial performance; and a market analysis of competitive compensation of based on our 2020 and 2021 peer groups. In addition to this significant increase in stockholder value, Ms. Chung received a significant option and RSU grant as inducement for her to accept the position of Chief Commercial Officer in 2021.

Looking forward to 2022, grant values for all NEOs are materially lower than the grant values in 2021, with the CEO 2022 total grant value of $2.0 million 133% lower than the 2021 grant value shown in the table below.

NEO	2021 Stock Options (#)	2021 Stock Options ($)(1)	2021 RSUs (#)	2021 RSUs ($)(1)
William Newell	200,000	$2,994,000	75,000	$1,583,250
Trevor Hallam, Ph.D.	80,000	1,182,600	65,000	1,355,650
Edward Albini	50,000	748,500	35,000	738,850
Jane Chung, RPh	160,000	2,043,200	75,000	1,377,750
Arturo Molina, M.D., M.S., FACP, M.D., M.S., FACP	60,000	898,200	50,000	1,055,500

(1)
These amounts reflect the grant date fair value of the RSUs and Options computed in accordance with FASB ASC Topic 718, as set forth in the Summary Compensation Table below.

2021 Stock Options. The stock options granted to our NEOs in 2021 vest equally in monthly installments over four years, other than with respect to Ms. Chung, who received her stock option grant upon joining us and which vests with respect to 25% of the shares subject to the options on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments.

2021 Restricted Stock Units. For 2021, the Compensation Committee incorporated RSUs into the equity compensation program for our NEOs. All RSUs vest equally in annual installments over four years. RSUs were utilized to ensure retention during volatile short-term markets while continuing to align with stockholders’ interests.

Signing Bonus and Relocation Allowance

In connection with our hiring of Jane Chung as Chief Commercial Officer in August 2021, we provided her with a sign-on bonus of $300,000 intended to offset certain amounts repayable to Ms. Chung’s prior employer and will provide an additional bonus of $150,000 upon her completion of one-year of service, both of which must be repaid in full if Ms. Chung terminates her employment prior to the second anniversary of her employment with us. These benefits were individually negotiated with Ms. Chung and were provided because they were deemed necessary to induce her to leave her previous employer and begin employment with us. They are not part of Ms. Chung’s 2022 and ongoing compensation program.

The Compensation Committee believes that having our Chief Commercial Officer present at our company headquarters is vital to ensuring integration and alignment on day-to-day strategy. In order to incentivize Ms. Chung to relocate to the San Francisco Bay Area, the Compensation Committee agreed to provide her with a monthly housing stipend of $8,500 per month for her first two years of employment and $6,500 per month for her second two years of employment.

Benefits Programs

Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health and welfare programs, including health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers, and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by the Compensation Committee.

Employment Agreements and Severance and Change in Control Benefits

We have entered into written employment agreements with each of our named executive officers that set forth the terms of their employment, including initial base salaries and eligibility to earn a bonus, as well as standard confidentiality and invention assignment agreements. Each of our named executive officers is employed “at will.” These arrangements are further described under the section below titled “Executive Compensation Tables”

Our NEOs are entitled to certain severance and change in control benefits under the terms of our executive severance and change in control plan, or Severance Plan. Below is a summary of potential post-termination compensation for our NEOs. More details regarding such arrangements, including potential payouts, are provided below under “Potential Post-Employment Payments Table.” We provide these benefits because the Compensation Committee determined that it was appropriate to provide our NEOs severance compensation if their employment is terminated under certain circumstances. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ competitive pay packages, that they serve important retention and motivation purposes and that such severance benefits, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are best market practice and are in the best interest of the Company and its stockholders.

Severance Benefits

On March 17, 2021, we adopted an executive severance and change in control plan, or Severance Plan, for each of our executives with the title of vice president (or equivalent) or above, including all of our NEOs. Under the Severance Plan, if we terminate an executive other than for cause or if the executive resigns for good reason, each as defined in the Severance Plan, the executive will receive: (i) cash severance payments equal to 18 months of his or her annual base salary for our Chief Executive Officer, 15 months for our other chief executives (including those chief executives with an additional title) and 9 months for our senior vice presidents and vice presidents; (ii) a pro rata portion of his or her bonus based on actual achievement of applicable metrics for the year; (iii) payment of COBRA premiums for continued medical coverage for up to 18 months for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents; and (iv) accelerated vesting on outstanding time-based stock options and restricted stock units that vest within 18 months for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents (any performance-based equity awards will only be accelerated according to the terms of such awards).

In the event an executive’s employment terminates without cause or the executive resigns for good reason and such termination occurs on or within 18 months following a Change in Control, as defined in the Severance Plan, he or she will receive: (i) cash severance payments equal to 18 months of his or her annual base salary for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents; (ii) a pro rata portion of his or her target bonus for the year; (iii) cash severance payments equal to his or her target bonus for the year multiplied by 1.5 for our Chief Executive Officer, 1.25 for our other chief executives and 0.75 for our senior vice presidents and vice presidents; (iv) payment of COBRA premiums for continued medical coverage for up to 18 months for our Chief Executive Officer, 15 months for our other chief executives and 9 months for our senior vice presidents and vice presidents; and (v) full accelerated vesting on all outstanding stock options and restricted stock units (any performance-based equity awards will only be accelerated according to the terms of such awards).

As a condition to receiving these severance benefits, the executive is required to execute a release of claims agreement in favor of us. The Severance Plan continues in effect for three years and shall automatically renew thereafter, unless we give notice of non-renewal prior to such renewal date. Although we have the right to amend or terminate the Severance Plan, we may not do so in any manner that diminishes any benefits being paid to an executive at the time of such amendment or termination.

A description of the severance benefits provided under the Severance Agreement and the Severance Benefit Plan is provided below under the heading “Potential Post-Employment Payments Table at December 31, 2021.”

Tax & Accounting Considerations

We take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers. There are various provisions of the Code that we consider in determining compensation, including the following:

Section 162(m). Section 162(m) of the Code limits the amount that we may deduct from our federal income taxes for remuneration paid to our named executive officers (other than our Chief Financial Officer) to $1 million dollars per executive officer per year. “Grandfather” provisions of the Code provide exceptions from this deduction limitation and may apply to certain compensation arrangements, including certain grants of stock options and certain RSUs, that were entered into before the Company was publicly traded and through November 2, 2017. Except for compensation attributable to the exercise of most options granted prior to November 2, 2017 under the “grandfather provisions,” compensation in excess of $1 million will likely not be deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of us and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

Sections 280G and 4999. Any payment or benefit provided to executive officers in connection with a change-in-control transaction may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. The individual will receive a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax. We have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors over the period during which the award recipient is required to perform services in exchange for the award. We determine both the grant date fair value and the service period based on applicable accounting standards. This calculation is performed for accounting purposes and reported in the compensation tables included in this proxy statement.

Additional Executive Compensation Practices, Policies and Procedures

Prohibition of Hedging and Pledging. We prohibit our NEOs (and other employees) and non-employee directors from engaging in hedging or monetization transactions involving our securities or contributing our securities to exchange funds that could be interpreted as having the effect of hedging in Company securities.

Compensation Policies and Practices as they relate to Risk Management

The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:

•
Long-term equity compensation programs are designed to reward executives and other participants for driving sustainable and profitable growth for shareholders.
•
Equity incentive awards for our executive officers have included different types of equity instruments, which helps to diversify the executive officers’ interests and limit excessive risk taking.
•
The vesting periods for our time-based equity awards are designed to encourage executives and other participants to focus on sustained stock price appreciation.
•
Our system of internal controls over financial reporting, standards of business conduct, and compliance programs reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans.
•
Our Insider Trading Policy prohibits all employees from pledging stock, engaging in short sales, or hedging transactions involving our stock.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K (where it shall be deemed to be “furnished”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee, comprised of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE COMPENSATION COMMITTEE
Joseph M. Lobacki, Chair
Daniel H. Petree
Jon Wigginton

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2021, 2020 and 2019 (except for Edward Albini and Jane Chung who became Named Executive Officers for the first time in 2021 and, therefore, the table includes only information for the year ended December 31, 2021).

Name and Principal Position	Year	Salary($)		Bonus($)		Option Awards($)(1)	Stock Awards($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)		Total($)
William J. Newell
Chief Executive	2021	625,000				2,994,000	1,583,250	393,750	37,678	(3)	5,633,678
Officer	2020	554,000				707,500	554,950	318,550	20,502	(3)	2,155,502
	2019	496,500				3,097,200		223,425			3,817,125

Trevor Hallam, Ph.D.
Chief Scientific	2021	488,333				1,182,600	1,355,650	262,500	132,000	(4)	3,421,083
Officer	2020	430,500				268,850	211,890	198,030	132,000	(4)	1,241,270
	2019	418,000				330,600		150,480	132,000	(4)	1,031,080

Edward Albini
Chief Financial	2021	420,000				748,500	738,850	176,400	-		2,083,750
Officer

Jane Chung, RPh
Chief Commercial	2021	188,021	(5)	300,000	(6)	2,043,200	1,377,750	199,500	145,003	(7)	4,253,474
Officer

Arturo Molina, M.D.,	2021	481,113				898,200	1,055,500	202,068	8,646	(8)	2,645,527
M.S., FACP, Chief	2020	467,100				268,850	211,890	214,866	12,011	(8)	1,174,717
Medical Officer	2019	453,500				330,600		163,260			947,360

(1)
The amounts reported in the “Option Awards” and “Stock Awards” columns represent the aggregate grant date fair value of such awards granted to our named executive officers during the years ended December 31, 2021, 2020 and 2019 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in these columns reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(2)
The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2021, 2020 and 2019 corporate objectives. For more information, see “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement.
(3)
The amount represented additional health benefit coverage for Mr. Newell.
(4)
The amount includes $132,000 for each of 2021, 2020 and 2019, for travel and rental housing expenses paid to Dr. Hallam, whose residence is in Pennsylvania, in conjunction with his regular duties in our California facilities.
(5)
Ms. Chung joined the Company on August 9, 2021. The actual base salary paid disclosed in the Summary Compensation Table reflected the partial 2021 service period.
(6)
Represents a one time sign-on bonus. For more information, see “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement.
(7)
The amount represents housing and relocation allowance paid to Ms. Chung.
(8)
The amount represented additional health benefit coverage for Mr. Molina.

Grants of Plan-Based Awards During Fiscal Year 2021

The following table presents information related to grants of plan-based awards to our Named Executive Officers during 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) Target(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Stock Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
William J. Newell	03/05/2021	375,000(5)	75,000	200,000	21.11	4,577,250
Trevor Hallam, Ph.D.	03/05/2021 04/16/2021	250,000(6)	50,000 15,000	60,000 20,000	21.11 20.01	2,538,250
Edward Albini	03/05/2021	168,000(7)	35,000	50,000	21.11	1,487,350
Jane Chung, RPh	08/09/2021	190,000(8)	75,000	160,000	18.37	3,420,950
Arturo Molina, M.D., M.S., FACP	03/05/2021	192,445(9)	50,000	60,000	21.11	1,953,700
(1)
Amounts represent the “Target” amount of each award. There is no threshold or maximum value for these awards. For more information, see “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement.
(2)
The amounts shown in this column represent restricted stock units granted under our 2018 Equity Incentive Plan, which generally vest annually over four years (with 25% vesting annually) other than with respect to Ms. Chung, who received her stock award grants under 2021 Equity Inducement Plan.
(3)
The amounts shown in this column represent stock options granted under our 2018 Equity Incentive Plan, which generally vest monthly over four years other than with respect to Ms. Chung, who received her stock option grant under 2021 Equity Inducement Plan upon joining us and which vests with respect to 25% of the shares subject to the options on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments.
(4)
The amounts shown in this column represent the aggregate grant date fair value of such awards as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(5)
On March 3, 2022, the Compensation Committee awarded William J. Newell a performance bonus of $393,750 based upon achievement of our 2021 performance goals.
(6)
On March 3, 2022, the Compensation Committee awarded Trevor Hallam, Ph.D. a performance bonus of $262,500 based upon achievement of our 2021 performance goals.
(7)
On March 3, 2022, the Compensation Committee awarded Edward Albini a performance bonus of $176,400 based upon achievement of our 2021 performance goals.

(8)
On March 3, 2022, the Compensation Committee awarded Jane Chung, RPh a performance bonus of $199,500 based upon achievement of our 2021 performance goals.
(9)
On March 3, 2022, the Compensation Committee awarded Arturo Molina, M.D., M.S., FACP a performance bonus of $202,068 based upon achievement of our 2021 performance goals.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2021.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
William J. Newell
	03/05/2021	(1)(3)		8,228	21.110	03/04/2031	03/05/2021	(1) (4)	75,000	1,583,250
	03/05/2021	(1)(3)	37,500	154,272	21.110	03/04/2031
	01/29/2020	(1)(3)	-	2,914	10.090	01/28/2030	01/29/2020	(1)(4)	41,250	416,213
	01/29/2020	(1)(3)	59,895	62,191	10.090	01/28/2030
	01/29/2019	(1)(3)	-	9,271	10.450	01/28/2029
	01/29/2019	(1)(3)	324,479	111,250	10.450	01/28/2029
	09/26/2018	(1)(3)	26,664	6,666	15.000	09/25/2028
	09/26/2018	(1)(3)	342,653	78,562	15.000	09/25/2028
	09/28/2015	(2)	8,347	-	11.979	09/27/2025
	09/28/2015	(2)	50,717	-	11.979	09/27/2025
	09/28/2015	(2)	13,774	-	11.979	09/27/2025

Trevor Hallam, Ph.D.

	04/16/2021	(1)(3)	-	1,041	20.010	04/15/2031	04/16/2021	(1)(4)	15,000	300,150
	04/16/2021	(1)(3)	3,333	15,626	20.010	04/15/2031
	03/05/2021	(1)(3)	11,250	40,737	21.110	03/04/2031	03/05/2021	(1)(4)	50,000	1,055,500
	03/05/2021	(1)(3)	-	8,013	21.110	03/04/2031
	01/29/2020	(1)(3)	-	9,875	10.090	01/28/2030	01/29/2020	(1)(4)	15,750	158,918
	01/29/2020	(1)(3)	22,760	14,865	10.090	01/28/2030
	01/29/2019	(1)(3)	-	990	10.450	01/28/2029
	01/29/2019	(1)(3)	34,635	11,875	10.450	01/28/2029
	09/26/2018	(1)(3)	26,664	6,666	15.000	09/25/2028
	09/26/2018	(1)(3)	134,492	30,525	15.000	09/25/2028
	09/28/2015	(2)	7,579	-	11.979	09/27/2025
	09/28/2015	(2)	10,331	-	11.979	09/27/2025
	09/28/2015	(2)	8,219	-	11.979	09/27/2025
	09/28/2015	(2)	7,207	-	11.979	09/27/2025
	02/27/2014	(2)	15,631	-	5.808	02/26/2024
	02/27/2014	(2)	9,152	-	5.808	02/26/2024
	02/14/2013	(2)	6,343	-	5.808	02/13/2023

Edward Albini
	03/05/2021	(1)(3)	-	7,388	21.110	03/04/2031	03/05/2021	(1) (4)	35,000	738,850
	03/05/2021	(1)(3)	9,375	33,237	21.110	03/04/2031
	01/29/2020	(1)(3)	-	9,875	10.090	01/28/2030	01/29/2020	(1)(4)	15,750	158,918
	01/29/2020	(1)(3)	22,760	14,865	10.090	01/28/2030
	01/29/2019	(1)(3)	34,635	11,875	10.450	01/28/2029
	01/29/2019	(1)(3)	-	990	10.450	01/28/2029
	09/26/2018	(1)(3)	78,255	17,547	15.000	09/25/2028
	09/26/2018	(1)(3)	26,664	6,666	15.000	09/25/2028
	09/28/2015	(2)	881	-	11.979	09/27/2025
	09/28/2015	(2)	2,911	-	11.979	09/27/2025
	09/28/2015	(2)	8,347	-	11.979	09/27/2025

	09/28/2015	(2)	8,347	-	11.979	09/27/2025
	02/27/2014	(2)	15,539	-	5.808	02/26/2024
	02/14/2013	(2)	45,698	-	5.808	02/13/2023

Jane Chung, RPh

	08/09/2021	(5)(3)	-	160,000	$18.370	08/08/2031	08/09/2021	(5)(4)	75,000	1,377,750

Arturo Molina, M.D., M.S., FACP

	03/05/2021	(1)(3)	11,250	40,737	21.110	03/04/2031	03/05/2021	(1)(4)	50,000	1,055,500
	03/05/2021	(1)(3)	-	8,013	21.110	03/04/2031
	01/29/2020	(1)(3)	-	9,875	10.090	01/28/2030	01/29/2020	(1)(4)	15,750	158,918
	01/29/2020	(1)(3)	22,760	14,865	10.090	01/28/2030
	01/29/2019	(1)(3)	34,635	11,875	10.450	01/28/2029
	01/29/2019	(1)(3)	-	990	10.450	01/28/2029
	09/26/2018	(1)(3)	99,239	22,389	15.000	09/25/2028
	09/26/2018	(1)(3)	26,664	6,666	15.000	09/25/2028
	02/24/2016	(2)	91,007	-	14.157	02/23/2026
	02/24/2016	(2)	7,063	-	14.157	02/23/2026

(1)
Equity award was granted under our 2018 Equity Incentive Plan.
(2)
Equity award was granted under our 2004 Stock Plan.
(3)
1/48th of the option vests on each monthly anniversary of the vesting commencement date, subject to the executive’s continued service other than with respect to Ms. Chung, who received her stock option grant under 2021 Equity Inducement Plan upon joining us and which vests with respect to 25% of the shares subject to the options on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments.
(4)
1/4th of the RSUs vests on each annual anniversary of the vesting commencement date, subject to the executive’s continued service.
(5)
Equity award was granted under our 2021 Equity Inducement Plan.

Stock Option Exercises and Stock Vested During Fiscal Year 2021

The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired and the aggregate value realized upon the exercise of stock options during the fiscal year ended December 31, 2021.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
William J. Newell	-	-	39,003	790,178
Trevor Hallam, Ph.D.	21,798	467,168	16,269	328,183
Edward Albini	-	-	12,424	254,244
Jane Chung, RPh	-	-	-	-
Arturo Molina, M.D., M.S., FACP	-	-	13,859	281,839

(1)
The value realized on exercise reflects the difference between the fair market value of our common stock at the time of exercise on the exercise date and the exercise price of the option. Amounts shown are presented on an aggregate basis for all exercises that occurred during the fiscal year ended December 31, 2021.
(2)
The aggregate value realized upon the vesting of an RSU represents the aggregate market price of the shares of our common stock on the date of vesting.

Pension Benefit Plans and Deferred Compensation Plans

We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans to our Named Executive Officers. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

Potential Payments upon Termination or Change in Control

In the table below, we have estimated the potential cost to us of the compensation to which each Named Executive Officer would be entitled to upon termination or a change of control, assuming that the triggering event took place on December 31, 2021.

	Termination without Cause or for Good Reason					Termination in Connection with a Change in Control
Named Executive Officer	Cash Payments ($)(1)	Bonus Payment ($)(2)	Contin- uation of Benefits($)	Value of Accel- erated Vesting(3) ($)	Total ($)	Cash Payments ($)(1)	Bonus Payment ($)(2)	Contin- uation of Benefits ($)	Value of Accel- erated Vesting ($)(3)	Total ($)
William J. Newell	937,500	393,750	47,724	1,725,639	3,104,613	937,500	562,500	47,724	2,575,561	4,123,285
Trevor Hallam, Ph.D.	610,417	262,500	-	712,135	1,585,052	610,417	312,500	-	1,377,057	2,299,973
Edward Albini	525,000	176,400	14,062	544,735	1,260,197	525,000	210,000	14,062	930,657	1,679,719
Jane Chung, RPh	593,750	199,500	15,991	279,000	1,088,241	593,750	237,500	15,991	1,116,000	1,963,241
Arturo Molina, M.D., M.S., FACP	601,391	202,068	39,770	656,335	1,499,564	601,391	240,557	39,770	1,153,857	2,035,574
(1)
The amount related was determined based on the base salaries in effect on December 31, 2021.
(2)
The bonus payment amount was determined based on target bonus amounts for 2021.
(3)
The value of accelerated vesting is calculated based on the per share closing price of our common stock as of December 31, 2021 less, if applicable, the exercise price of each outstanding stock option.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2021 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	8,513,528(2)	$13.60	1,957,892
Equity compensation plans not approved by security Holders	530,000(4)	19.14	220,000(5)
Total	9,043,528	$13.93	2,177,892

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units (RSUs), since RSUs have no exercise price.
(2)
Includes our 2004 Stock Plan and our 2018 Equity Incentive Plan (2018 EIP). Excludes purchase rights accruing under our 2018 Employee Stock Purchase Plan (2018 ESPP).
(3)
There are no shares of common stock available for issuance under our 2004 Plan, but the plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2004 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally become available for future grant and issuance under our 2018 EIP. In addition, this includes 1,284,641 shares of common stock that remain available for grant under our 2018 EIP and 673,251 shares of common stock that remain available for purchase under the 2018 ESPP. Additionally, the number of shares reserved for issuance under our 2018 EIP will increase automatically on January 1 of each of 2019 through 2028 by the number of shares equal to the lesser of 5% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or a number as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2018 EIP increased by 2,316,303, 2,287,605, 1,154,948, and 1,142,409 shares, respectively, on January 1, 2022, 2021, 2020 and 2019. Similarly, the number of shares reserved for issuance under our 2018 ESPP will increase automatically on January 1 of each of 2019 through 2028 by the number of shares equal to the lesser of 1% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31, or a number of shares as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2018 ESPP increased by 463,260, 457,521, 230,989 and 228,481 shares, respectively, on January 1, 2022, 2021, 2020 and 2019.
(4)
Includes our 2021 Equity Inducement Plan.
(5)
Reflects shares of common stock that remain available for grant under our 2021 Equity Inducement Plan.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. We are requesting that stockholders vote, in an advisory capacity, on our named executive officer compensation as disclosed in the “Executive Compensation” section of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement for additional details on our compensation of our Named Executive Officers, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

As discussed above in Proposal No. 3, legislation and related SEC regulations require that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC (such as provided in Proposal 3). Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

We recommend voting on the frequency for the Say-on-Pay vote every year. Our Board believes that an advisory vote every year will provide our stockholders the ability to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our business results for such year and on a timelier basis. An annual advisory vote is also consistent with our goal to seek input from, and engage in discussion with, our stockholders on corporate governance matters and our compensation philosophy, policies and practices for our named executive officers.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee. We recognize that our stockholders may have different views as to the best approach for our Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. Our Board and Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” FOR PROPOSAL NO. 4

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2021 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class I Directors” and “Executive Compensation” above.

Policies and Procedures for Related-Person Transactions

Our Board of Directors has adopted a written related-person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a Committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080.

To be timely for our company’s annual meeting of stockholders to be held in 2023 (2023 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 6, 2023, and not later than the close of business on March 8, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2022 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting must be received by us not later than December 24, 2022, in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report on Form 10-K is also available at https://ir.sutrobio.com/.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Sutro Biopharma, Inc., 111 Oyster Point Boulevard, South San Francisco, California, 94080, Attn: Investor Relations, or call Annie Chang, Vice President, Investor Relations, at (650) 801-5728.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000552968_1 R1.0.0.24 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Michael Dybbs, Ph.D. 02) John G. Freund, M.D. 03) Heidi Hunter 04) Jon Wigginton, M.D. SUTRO BIOPHARMA, INC. 111 OYSTER POINT BOULEVARD SOUTH SAN FRANCISCO, CALIFORNIA 94080 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/05/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STRO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/05/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. To determine, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000552968_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com SUTRO BIOPHARMA, INC. Annual Meeting of Shareholders June 6, 2022 8:00 AM PT This proxy is solicited by the Board of Directors The undersigned hereby appoints William J. Newell and Edward C. Albini, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of SUTRO BIOPHARMA, INC., to be held June 6, 2022, via a live webcast at www.virtualshareholdermeeting.com/STRO2022, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, FOR Proposal 3 and ONE YEAR in Proposal 4. Continued and to be signed on reverse side